FIRST CHARTER CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 18, 2008

P R O X Y

The undersigned hereby appoints Stephen J. Antal and Robert E. James, Jr., and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the special meeting of shareholders of First Charter Corporation ("First Charter") to be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina, 28262-2373 on January 18, 2008 at 10:00 a.m. Eastern time, and at any adjournment thereof, all shares of common stock of First Charter that the undersigned would be entitled to vote if personally present for the matters appearing on this proxy card. The undersigned acknowledges receipt from First Charter prior to the execution of this proxy card of notice of the special meeting and a proxy statement/prospectus dated November 29, 2007.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON REVERSE SIDE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued and to be signed on the proposals on the reverse side)

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:

1. Call toll-free 1-866-540-5753 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2. Vote by Internet at our Internet Address: http://www.proxyvoting.com/FCTR

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Please mark vote as indicated in this example **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Proposal to approve the merger of First Charter with and into Fifth Third Financial Corporation, substantially on the terms set forth in the Amended and Restated Agreement and Plan of Merger dated as of September 14, 2007 by and among First Charter, Fifth Third Bancorp and Fifth Third Financial Corporation. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Such other business properly brought before the meeting or any adjournments thereof.

Please date, sign your name(s) exactly as shown on your stock certificates, and return this proxy card in the accompanying envelope as promptly as practical. This proxy may be revoked by sending written notice to the Corporate Secretary of First Charter stating that the proxy is revoked, by completing and submitting a new proxy card, or by voting in person at the special meeting.

You can provide your instructions to vote in one of the following ways:

Date:____________________________ ,

____

Signature (Please sign exactly as your name appears to the left)

____

Additional Signature (If held jointly)

____

Title of Authority

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

VOTE BY TELEPHONE OR INTERNET

QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER, which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on *ALL* proposals, Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote **FOR**, press **1; AGAINST,** press **9; ABSTAIN,** press **0.** The instructions are the same for all remaining items to be voted.

When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/**FCTR**

IF YOU VOTE BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call ★ ★ Toll Free ★ ★ On a Touch-Telephone
1-866-540-5753
There is NO CHARGE to you for this call

CONTROL NUMBER
for Telephone/Internet Voting